1

Exhibit 99.1
FOR IMMEDIATE RELEASE
(All amounts in Canadian dollars)

Not for release over U.S. newswire services or dissemination in the U.S.

Tim Hortons Inc. announces pricing of private offering
of $450 million of senior unsecured notes

OAKVILLE, ONTARIO, (November 27, 2013): Tim Hortons Inc. (NYSE: THI, TSX: THI) today announced that it has priced an offering of $450 million principal amount of 4.52% senior unsecured notes due December 1, 2023 (the “Notes”). The offering is expected to close November 29, 2013.

The Notes are being offered in Canada on a private placement basis in reliance upon exemptions from the prospectus requirements under applicable Canadian securities legislation. The Notes will bear interest at a fixed annual coupon rate of 4.52% over the 10-year term. The Notes will rank pari passu with all other senior unsecured and unsubordinated indebtedness of Tim Hortons, except as to any sinking fund and statutorily preferred exceptions.

Net proceeds from the offering are intended to be used primarily to repay indebtedness outstanding under a bridge credit facility, which is available for general corporate purposes, including share repurchases.

The Notes have been provisionally rated BBB with a Stable trend by DBRS Limited. The offering is being made through an agency syndicate of dealers consisting of RBC Dominion Securities Inc., TD Securities Inc. and Scotia Capital Inc. as joint bookrunners, and also including Citigroup Global Markets Canada Inc.

The Notes have not been and will not be qualified for sale to the public under applicable securities laws in Canada and, accordingly, any offer and sale of the Notes in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws. This news release does not constitute an offer to sell, or the solicitation of an offer to buy, the securities in the United States or any other jurisdiction. The securities have not been and will not be registered under the United States Securities Act of 1933 (the “U.S. Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from the registration requirement under the U.S. Securities Act and applicable state securities laws. The securities being offered have not been approved or disapproved by any Canadian or U.S. securities regulatory authority.

Safe Harbor Statement

Certain information in this news release, particularly information regarding future economic performance, finances, and plans, expectations and objectives of management, and other information, constitutes forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We refer to all of these as forward-looking statements. Various factors including competition in the quick service segment of the food service industry, general economic conditions and others described as “risk factors” in the Company’s 2012 Annual Report on Form 10-K filed February 21, 2013, and our Quarterly Report on Form 10-Q filed on November 7, 2013 with the U.S. Securities and Exchange Commission and Canadian Securities Administrators, could affect the Company’s actual results and cause such results to differ materially from those expressed in, or implied by, forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as to management’s expectations as of the date hereof.

Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of a material increase in competition or in volume or type of competitive activity within the quick service restaurant segment of the food service industry; the absence of an adverse event or condition that damages our strong brand position and reputation; our ability to obtain financing on favourable terms; our ability to maintain investment grade credit ratings; prospects and execution risks concerning our U.S. market strategy; general worldwide economic conditions; cost and availability of commodities; the ability of the Company to retain our senior management team or the inability to attract and retain qualified personnel; continuing positive working relationships with the majority of the Company’s restaurant owners; the absence of any material adverse effects arising as a result of litigation; and there being no significant change in the Company’s ability to comply with current or future regulatory requirements.

We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purpose. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. Please review the Company's Safe Harbor Statement at www.timhortons.com/ca/en/about/safeharbor.html.

Tim Hortons Inc. Overview

Tim Hortons is one of the largest publicly-traded restaurant chains in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, hot and cold specialty drinks (including lattes, cappuccinos and espresso shots), specialty teas and fruit smoothies, fresh baked goods, grilled Panini and classic sandwiches, wraps, soups, prepared foods and other food products. As of September 29, 2013, Tim Hortons had 4,350 systemwide restaurants, including 3,500 in Canada, 817 in the United States and 33 in the Gulf Cooperation Council. More information about the Company is available at www.timhortons.com.

For Further information:
Scott Bonikowsky, (905) 339-6186 or investor_relations@timhortons.com